Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”) is made as of June 3, 2008, by and among IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) and Taicom Securities Co Ltd (“Taicom”), a corporation registered and existing under the laws of Japan.

P r e l i m i n a r y  S t a t e m e n t s

A.        The Company desires to acquire 1,389,750 Class B Shares of Taicom (the “Taicom Preferred Shares”) which Taicom Preferred Shares equal to 20% of the outstanding Class B equity interests of Taicom on a fully-diluted basis, in exchange for 26,000,000 shares of the Company’s common stock, par value US$.01 per share (the “IAO Common Stock”), which IAO Common Stock equal to 13% of the outstanding equity interests of the Company on a fully-diluted basis.

B.        The parties hereto agree that the shares of IAO Common Stock to be issued pursuant to this Agreement have an agreed upon value in the transaction equal to US$5,200,000, calculated using US$0.20 per share. The parties intend this transaction to qualify as a tax-free exchange.

C.        The Company understands and acknowledges that Taicom intends and will issue long-term Class B Share stock options with an average exercise price that is 5% above the Agreement valuation of Taicom within three months of the Closing Date (as defined in Section 1.1) (the “Taicom Stock Options”) and that such Taicom Stock Options shall be distributed to all pre-closing owners of the Class B Shares and/or employees of Taicom as determined exclusively by Taicom’s Class A shareholders. The amount of the Taicom Stock Options to be issued shall be directly proportionate to the net dilutive effect of the outstanding combination of all existing and outstanding stock options and debentures of the Company and its subsidiaries that exist, whether exercised or unexercised, as of the Closing Date (as defined in Section 1.1).

NOW, THEREFORE, for and in consideration of the premises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do covenant, agree, represent, warrant, and stipulate as follows:

AGREEMENT

1.	EXCHANGE

1.1      Issuance of IAO Common Stock. Subject to the terms and conditions set forth herein, the Company hereby transfers to Taicom the IAO Common Stock, which includes a restrictive legend, as set forth in Section 2.22, within ten days of the date (“Closing Date”) the IAO Common Stock is approved by the American Stock Exchange (“AMEX”).

1.2      Transfer of Taicom Preferred Shares to the Company.

(a)       Subject to the terms and conditions set forth herein, Taicom hereby transfers to the Company the Taicom Preferred Shares within thirty (30) days of the Closing Date.

(b)       The Taicom Preferred Shares to be delivered to the Company following the successful registration of the IAO Common Stock and pursuant to Section 1.2(a) will be duly endorsed in blank or with stock powers effecting such transfer such that the Company may seek immediate re-registration of such shares into the name of the Company on the books and records of Taicom.

2.	REPRESENTATION AND WARRANTIES OF TAICOM.

Except as set forth on the Taicom Disclosure Schedule attached hereto as Exhibit A (the “Taicom Disclosure Schedule”), Taicom hereby represents and warrants to the Company as follows:

2.1      Organization, Execution and Delivery; Valid and Binding Agreements. Taicom is an organization that is validly existing and in good standing under the laws of Japan. Taicom has duly executed and delivered this Agreement, and, assuming that this Agreement is the legal, valid and binding agreement with Company, this Agreement constitutes the valid and binding obligation of Taicom, enforceable against it in accordance with its terms.

2.2      Authority; No Breach or Conflicts. Taicom has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including all right, power, capacity and authority to sell, transfer, and convey the Taicom Preferred Shares). The execution, delivery and performance by Taicom of this Agreement and the agreements provided for herein, and the consummation by Taicom of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of the Taicom’s organizational or formation documents. The Taicom Preferred Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable free of any liens or encumbrances other than any liens or encumbrances created by Taicom provided, however, that the Taicom Preferred Shares may be subject to restrictions on transfer under state or US federal securities laws. The issuance of the Taicom Preferred Shares is not subject to any preemptive rights or rights of first refusal.

2.3      Investment. Taicom is acquiring the IAO Common Stock for its own account and beneficial interest for investment and not with a view to or for resale in connection with any distribution or otherwise. Taicom has no present intention of selling, granting any participation in, or otherwise distributing the IAO Common Stock and does not presently have any reason to anticipate a change in such intention. Taicom does not plan to sell any shares for a period of six months from the Closing Date.

2.4      Financial Statements. Section 2.4 of the Taicom Disclosure Schedule sets forth true, correct and complete copies of (i) the unaudited balance sheet of Taicom as of March 31, 2008 and the related statements of income for the year ended March 31, 2008 (“March 31, 2008 Financial Statements”); (ii) the audited balance sheet of Taicom as of March 31, 2007 and 2006 and the related statements of income for the years ended March 31, 2007 and 2006, together with the March 31, 2008 Financial Statements, the “Taicom Financial Statements.” The Taicom Financial Statements present fairly the financial position of Taicom as of the dates thereof and its results of operations for the periods covered thereby and, except as set forth on Section 2.6 of the Disclosure Schedule, the Taicom Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles as adopted and in effect within Japan consistently applied (“JGAAP”). Except as set forth in the Taicom Financial Statements or Section 2.4 of the Disclosure Schedule, (i) Taicom has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under JGAAP to be reflected in the Taicom Financial Statements; (ii) there has been no material adverse change in the assets, business, liabilities, properties, prospects, condition (financial or otherwise) or results of operations of Taicom; (iii) neither the business, condition or operations of Taicom nor any of its properties or assets have been materially or adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iv) Taicom has not entered into any material transaction outside of the ordinary course of business or made any distribution on its capital stock or other ownership interest.

2.5      Due Diligence Information. The due diligence information presented to the Company by Taicom in connection with the Company’s due diligence investigation of Taicom, including each of the representations, warranties and covenants of Taicom in this Agreement, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

2.6      Litigation; Compliance with Law. Other than that which is set forth in Section 2.6 of the Taicom Disclosure Schedule, there are currently no additional (i) actions, suits, claims, proceedings or investigations pending or, to the best of Taicom’s knowledge, threatened against or affecting Taicom, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to Taicom pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of Taicom’s knowledge, threatened against or affecting Taicom (including, without limitation, any inquiry as to the qualification of Taicom to hold or receive any license or permit), and, to the best of Taicom’s knowledge, there is no reasonable basis for any of the foregoing. To the best of Taicom’s knowledge, Taicom is not currently in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon Taicom of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Other than what is disclosed in Section 2.7 of the Taicom Disclosure Schedule, to the best of Taicom’s knowledge, there is currently no action or suit by Taicom pending or threatened against others. To the best of Taicom’s knowledge, Taicom has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and Taicom has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect. To the best of Taicom’s knowledge, there is no existing law, rule, regulation or order, and Taicom is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict Taicom from, or otherwise materially and adversely affect Taicom in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

2.7      Proprietary Information of Third Parties. To the best of Taicom’s knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with Taicom has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from Taicom that suggests that such a claim might be contemplated. To the best of Taicom’s knowledge, no person employed by or affiliated with Taicom has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of Taicom’s knowledge, no person employed by or affiliated with Taicom has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Taicom, and Taicom has no reason to believe there will be any such employment or violation. To the best of Taicom’s knowledge, neither of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, nor the carrying on of the business of Taicom as officers, employees or agents by any officer, director or key employee of Taicom, or the conduct or proposed conduct of the business of Taicom, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

2.8      Title to Assets. Taicom has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of Taicom which forms a part of the Taicom Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair Taicom’s ownership or use of such property or assets. Taicom is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

2.9      Intellectual Property Assets. Taicom has, or has rights to use, all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “Taicom Intellectual Property”). The Taicom Intellectual Property is sufficient to permit Taicom to conduct its business as presently conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 2.9 to the Taicom Disclosure Schedule, no claim is pending or, to the best of Taicom’s knowledge, threatened to the effect that the operations of Taicom infringe upon or conflict with the asserted rights of any other person under any Taicom Intellectual Property, and, to the best of Taicom’s knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as disclosed in Section 2.9 to the Taicom Disclosure Schedule, no claim is pending or, to the best of Taicom’s knowledge, threatened to the effect that any such Taicom Intellectual Property owned or licensed by Taicom, or which Taicom otherwise has the right to use, is invalid or unenforceable by Taicom, and, to the best of Taicom’s knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of Taicom’s knowledge, all material technical information developed by and belonging to Taicom that has not been patented has been kept confidential. Taicom has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of Taicom. Taicom has no material obligation to compensate any person for the use of any Taicom Intellectual Property nor has Taicom granted to any person any license or other rights to use in any manner any Taicom Intellectual Property.

2.10    Assumptions, Guaranties, etc., of Indebtedness of Other Persons. Except as disclosed in Section 2.10 of the Taicom Disclosure Schedule, Taicom has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

2.11    No Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon Taicom for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

2.12    No Material Adverse Change. Since the respective dates as of which information was given in this Agreement or the Taicom Disclosure Schedules, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of Taicom, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by Taicom, other than those in the ordinary course of business, which are material to Taicom.

2.13    Accredited Investors. Taicom is an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (“Securities Act”).

2.14    Information. Taicom has received all information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the IAO Common Stock, including, but not limited to, information meeting the requirements of Rule 502(b) of Regulation D under the Securities Act. Taicom has had an opportunity to ask questions and receive answers from the Company regarding the terms of the IAO Common Stock and to obtain any additional information necessary to verify the accuracy of the information given to it.

2.15    Ownership of Taicom Preferred Shares. Taicom has good and marketable title to the Taicom Preferred Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever. Upon consummation of the purchase contemplated hereby, the Company will acquire from Taicom good and marketable title to the Taicom Preferred Shares, free and clear of all covenants, conditions, restrictions, except for transfer restrictions, it is capable of evaluating the merits and risk of an investment in the IAO Common Stock and is able to bear the economic risk of such investment.

2.16    Restricted Securities. Taicom understands that the IAO Common Stock are characterized as “restricted securities” under the Securities Act, in as much as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations there under such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Taicom represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Taicom also understands that the certificates evidencing the IAO Common Stock will bear the legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, (II) IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR (III) UPON THE DELIVERY TO IA

GLOBAL, INC. (THE “COMPANY”) OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/ OR COMPLIANCE IS NOT REQUIRED.

2.17    Material Contract Defaults. Taicom is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of either of them, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Taicom has not taken adequate steps to prevent such a default from occurring.

2.18    Government Authorizations. Taicom has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Taicom of this Agreement and the consummation by Taicom of the transactions contemplated hereby.

2.19    Foreign Investors. Taicom is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), and Taicom hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for or purchase the IAO Common Stock or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the IAO Common Stock, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the IAO Common Stock.  Taicom’s beneficial ownership of the IAO Common Stock will not violate any applicable securities or other laws of Taicom’s jurisdiction.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the IAO Disclosure Schedule attached hereto as Exhibit B (the “IAO Disclosure Schedule”), the Company hereby represents and warrants to the Taicom as follows:

3.1      Organization, Execution and Delivery; Valid and Binding Agreements. The Company is an organization that is validly existing and in good standing under the laws of the State of Delaware. The Company has duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement with Taicom, this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

3.2      Authority; No Breach or Conflicts. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including all right, power, capacity and authority to issue and sell the IAO Common Stock, subject to applicable federal and state securities law restrictions). The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of the Company’s organizational documents. The IAO Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable free of any liens or encumbrances other than any liens or encumbrances created by the Taicom; provided, however, that the IAO Common Stock may be subject to restrictions on transfer under state or US federal securities laws. The issuance of the IAO Common Stock is not subject to any preemptive rights or rights of first refusal.

3.3      Investment. The Company is acquiring the Taicom Preferred Shares for its own account and beneficial interest for investment and not for sale or with a view to, or for resale in connection with, the distribution thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the Taicom Preferred Shares, and does not presently have any reason to anticipate a change in such intention.

3.4      The Company Reports; Financial Statements.

(a)       The Company has made available to Taicom each registration statement, report, proxy statement or information statement prepared by it since December 31, 2005 (the “Audit Date”) and filed with the US Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the years ended December 31, 2006 and December 31, 2007, each in the form (including exhibits, annexes and any amendments thereto) as filed with the SEC. The Company has filed or furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since the Audit Date (the forms, statements, reports and documents filed or furnished with the SEC since the Audit Date and those filed or furnished with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto, the “Reports”). Except as set forth on Section 3.4 of the IAO Disclosure Schedule, each of the Reports, at the time of its filing, complied or will comply in all material respects with the applicable requirements of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) and the rules and regulations there under and complied in all material respects with then applicable accounting standards. As of its respective dates (or, if amended, as of the date of such amendment), the Reports did not contain any untrue statement of a material fact and/or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)       Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income, shareholders’ equity and cash flows included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or in the case of Reports filed after the date hereof, will fairly present, the net income, total shareholders’ equity and net increase in cash and cash equivalents, as the case may be, of the Company and its respective subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with American generally accepted accounting principles (US GAAP) consistently applied during the periods involved, except as may be noted therein.

3.5      Due Diligence Information. The due diligence information presented to Taicom by the Company in connection with its due diligence investigation of the Company is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

3.6      Litigation; Compliance with Law. Except as disclosed in Section 3.6 to the Company Disclosure Schedule in relation to the possible Frontier Mortgages Pty Ltd legal claim and any potential AMEX listing, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best of the Company’s knowledge, there is no reasonable basis for any of the foregoing. The Company is not in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a material adverse effect. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially and adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

3.7      Proprietary Information of Third Parties. No third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company that suggests that such a claim might be contemplated. To the best of the Company’s knowledge, no person employed by or affiliated with the Company has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company’s knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company’s knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

3.8      Title to Assets. The Company has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of the Company which forms a part of the Reports, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. The Company does not own any real property. The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

3.9      Intellectual Property Assets. The Company has, or has right to use all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names or copyrights, any applications for such which are in the process of being prepared and other intellectual property rights and similar rights necessary or material for use in connection with its business (collectively, “IAO Intellectual Property”). The Company owns or possesses adequate licenses or other rights to use all IAO Intellectual Property necessary or material to the conduct of its business as conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 3.9 to the Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any IAO Intellectual Property, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as disclosed in Section 3.9 to the Disclosure Schedule, no claim is pending or, to the best of the Company’s knowledge, threatened to the effect that any such IAO Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company’s knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company’s knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Company. The Company has no material obligation to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license or other rights to use in any manner any IAO Intellectual Property.

3.10    Assumptions, Guaranties, etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

3.11    No Brokers or Finders. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

3.12    No Material Adverse Change. Since the respective dates as of which information was given in this Agreement or the Disclosure Schedules, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

3.13    Restricted Securities. The Company understands that the Taicom Preferred Shares represent a specific share class that purposely (i) receives most of the financial benefits associated with equity ownership in Taicom, including but not limited to the receipt of dividends (if any), stock splits (if any), reverse stock splits (if any), rights offerings (if any) and/or capital gains (if any), and (ii) does not receive any management and/or management-related voting rights and/or voting rights related to Taicom ownership, change in ownership, and/or control issues. The Company further understands and acknowledges that the Taicom Preferred Shares, are being acquired from Taicom in a transaction not involving a public offering and that such securities may not be resold without written consent from Taicom, which consent shall not be unreasonably withhold. Furthermore the Company understands that there is currently no public market or exchange that Taicom is aware of where any of its class shares, including the Class B shares, are bought, sold, or traded. The Company also understands that the certificates evidencing the Taicom Preferred Shares will bear the legend in Japanese which will closely resemble the translated language set forth below THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF SHARE EXCHANGE AGREEMENT, DATED AS OF JUNE 3, 2008 (THE “EXCHANGE AGREEMENT”), BY AND BETWEEN TAICOM SECURITIES CO LTD AND IA GLOBAL, INC. TAICOM WILL NOT REGISTER THE TRANSFER OF THE SECURITIES ON THE BOOKS OF TAICOM UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE EXCHANGE AGREEMENT.

3.14    Information. The Company has received all information requested from Taicom that it considers necessary or appropriate for deciding whether to acquire the Taicom Preferred Shares. The Company has had an opportunity to ask questions and receive answers from Taicom regarding the terms of the Taicom Preferred Shares and to obtain any additional information necessary to verify the accuracy of the information given to it.

3.15    Material Contract Defaults. The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or financial condition of either of them, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

3.16    Government Authorizations. The Company has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the date of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

4.	CONTINUING COVENANTS

From and after the execution and delivery of this Agreement, the parties agree as follows:

4.1      AMEX Listing. The Company agrees to file an application with AMEX for approval of the IAO Common Stock promptly following the signing of this Agreement and will use reasonable efforts to obtain approval from AMEX for such IAO Common Stock.

4.2      Registration Statement. The Company agrees it shall, within sixty days following approval of listing of the IAO Common Stock by AMEX, if necessary under US securities laws, prepare and file with the SEC, at the Company’s expense, a registration statement, to the extent the Company is eligible to file on Form S-3, for the re-sale of the IAO Common Stock (the “S-3 Registration Statement”) under the Securities Act by Taicom. The Company will use its reasonable efforts to cause such S-3 Registration Statement to become effective within thirty (30) days from the initial filing thereof.

4.3      Notice of Developments. Each party will give prompt written notice to the other party of any material adverse development causing a breach or likely breach of any of its covenants in this Agreement.

5.	INDEMNIFICATION

5.1      Survival of Representations. All of the representations and warranties of the Company and Taicom contained in this Agreement shall have been accurate as of the date of the Closing Date, and all such representations and warranties shall survive the Closing Date for a period of one year, measured from the Closing Date.

5.2      Indemnification.

(a)       The Company shall indemnify and hold harmless Taicom and its officers, directors, agents, employees and affiliates, each Control Person and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against all Losses (, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement.

(b)       Taicom shall indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by Taicom under this Agreement.

(c)       For the purposes of this Agreement: “Control Person” shall mean a person who owns or controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) another person or entity. “Losses” shall mean any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses.

5.3      Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any person entitled to indemnity (each a “Proceeding”) hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

5.4      Limitations on Indemnity. Neither Taicom on one hand, nor the Company, on the other hand, shall have aggregate liability for Losses arising under this Agreement or any instrument delivered hereunder in excess of US$5,200,000 and any aggregate liability will be resolved thru the return of each others’ respective shares at the current market price.

5.5      Exclusivity. The indemnity and contribution agreements contained in this Section 5 are the exclusive remedy that the Indemnified Parties may have to the Indemnifying Parties.

6.	MISCELLANEOUS

6.1      Remedies Cumulative; Remedies Not Waived. Except as provided in Section 5.5, no remedy herein conferred upon the parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the parties, nor any delay on the part of the parties in exercising any rights hereunder, shall operate as a waiver of any of the rights of any of the parties, either individually or in the aggregate.

6.2      Waiver and Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

6.3      Assignability. Neither party may assign or transfer this Agreement or its rights hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

6.4      Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid), transmitted by telecopy, or delivered by hand, by messenger or by a recognized overnight delivery service, addressed as follows, or to such other address as such party may have from time to time furnished to the other party in writing:

If to the Company:	IA Global, Inc.

Attn: Mark Scott, COO

101 California Street, Suite 2450

San Francisco, CA 94111

Fax: 1-415-946-8801

If to the Taicom	Taicom Securities Co Ltd

Attn: Katsunobu Yoshida, General Representative

2-2-7 Honmachi, Chuo-ku

Osaka 541-0053 Japan

Fax: 011-81-6-6264-2191

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if sent by registered or certified mail, the earlier of receipt and five (5) business days after dispatch, (ii) if transmitted by telecopy, on the business day of confirmed receipt by the addressee thereof, and (iii) if delivered in person or by overnight courier, on the business day delivered.

6.5      Expenses. The Company shall pay Taicom for direct expenses incurred in relation to the due diligence and investment documentation (including legal expenses) in the amount of up to $20,000. The Company shall pay for all legal fees, AMEX listing fees and SEC registration fees associated with this transaction.

6.6      Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but all such counterparts shall together constitute but one and the same instrument.

6.7      Headings; Construction. The headings of the several sections, divisions or subsections of this Agreement shall not be construed to constitute any part or to affect the meaning of any such sections, divisions or subsections. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption of burden of proof shall arise favoring or not favoring any party by virtue of the authorship of any of the provisions of this Agreement.

6.8      Severability. If any provision of this Agreement or portion of any provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

6.9      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Los Angeles, California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Los Angeles, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10    Compliance Required. The obligations of each of the parties arising pursuant to this Agreement shall be expressly conditioned upon the full compliance by the other party hereto with the terms set forth herein and in the ancillary agreements referenced herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.

THE COMPANY:

IA Global, Inc.

By: /s/ Derek Schneideman

Name: Derek Schneideman

Title: Chief Executive Officer

Taicom Securities Co Ltd:

By: /s/ Katsunobu Yoshida

Name: Katsunobu Yoshida

Title: General Representative